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                                                                 EXHIBIT 99


         Each of the undersigned certifies that it is eligible to use Schedule 13D for reporting its ownership of the Common Stock of Delaware Otsego Corporation and acknowledges and agrees that the Schedule 13D is filed on behalf of each of the undersigned.


                                      CSX CORPORATION

                               By:    /s/ John W. Snow
                                      ----------------
                                      John W. Snow
                                      Chairman, President &
                                      Chief Executive Officer
February 12, 1996

                                      CSX TRANSPORTATION, INC.

                               By:    /s/ John W. Snow
                                      ----------------
                                      John W. Snow
                                      Chairman
February 12, 1996





























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